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                                                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement
No. 333-24009 on Form S-3 of our report dated February 10, 1997 appearing on page F-1 of The Equitable Life Assurance Society of the United States' Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules dated February 10, 1997 which appears on page F-47 of such Annual Report on Form 10-K. We also consent to the references to us under the heading "Independent Accountants" in the Prospectus.


/s/ Price Waterhouse LLP
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Price Waterhouse LLP
New York, New York
July 11, 1997